Exhibit 10.2

SECOND AMENDMENT

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 20th day of November, 2019, by and among SILICON VALLEY BANK (“Bank”), and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).

Recitals

A.          Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 2, 2018 (as amended by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of September 7, 2018 and as may be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1             Section 6.15 (Permitted Convertible Indebtedness). New Section 6.15 is hereby added to the Loan Agreement as follows:

“6.15         Permitted Convertible Indebtedness. Promptly after Borrower’s receipt of notice of any election or request by the holders of Permitted Convertible Indebtedness to redeem, provide Bank with written notice of such election or request.”

2.2             Section 7.7 (Distribution; Investments). Section 7.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.7           Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock of Borrower provided that Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock; (iii) pay cash in lieu of fractional shares in connection with any distribution, payment or redemption permitted pursuant to this Section 7.7; (iv) make non-cash purchases or withholding of capital stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or the vesting of restricted stock units or in connection with the satisfaction of withholding tax obligations; and (v) make other payments, distributions, redemptions, retirements or purchases in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year so long as an Event of Default does not exist at the time of any such payment, distribution, redemption, retirement or purchase and would not exist after giving effect thereto; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so. For the avoidance of doubt, the term "capital stock" shall not include any convertible debt security and clause (a) shall not apply to the redemption, repurchase or conversion of any convertible debt security."”

2.3             Section 7.9 (Subordinated Debt). Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“7.9           Subordinated Debt; Permitted Convertible Indebtedness.

                  (a)          Subordinated Debt. (i) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (ii) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

                   (b)         Permitted Convertible Indebtedness. Except for redemptions or repurchases of the Existing Convertible Notes, make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund, settlement, conversion, or similar payment with respect to, any Permitted Convertible Indebtedness, except that Borrower may make any required payments of cash or deliveries in shares of common stock of Borrower or any combination thereof (or other securities or property following a merger event, reclassification or other change of the common stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase or redemption thereof and/or making payments and deliveries upon conversion thereof) (provided that, for the sake of clarity, “required payments or deliveries” shall not include a redemption of the Permitted Convertible Indebtedness by Borrower at Borrower’s option).”

2.4             Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis); (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each Subsidiary of Borrower (other than director’s qualifying shares) free and clear of all Liens (except Liens created by this Agreement); or (d) the occurrence of any “change in control,” “fundamental change” or similar event under any agreement governing Permitted Convertible Indebtedness.

“Indentures” means, collectively, (i) that certain Indenture between Borrower as issuer and U.S. Bank National Association as Indenture Trustee dated as of February 4, 2014, and (ii) that certain First Supplemental Indenture between Borrower as issuer and U.S. Bank National Association as Indenture Trustee dated as of February 4, 2014.

2.5             Section 13 (Definitions). Subsection (h) of the defined term “Permitted Indebtedness” set forth in the Loan Agreement is hereby amended and restated in its entirety as follows:

“(h)            Permitted Convertible Indebtedness;”

2.6             Section 13 (Definitions). Subsection (l) and (m) of the defined term Permitted Liens are hereby amended and restated in their entirety as follows and new subsection (n) is hereby added as follows:

(l)              Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(m)            Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that (i) Bank has a first priority perfected security interest in the amounts held in such deposit and/or securities accounts (ii) such accounts are permitted to be maintained pursuant to Section 6.8 of this Agreement; and

(n)             customary Liens on funds in a trustee’s possession and granted in favor of such trustee to secure fees and other amounts owing to such trustee under the Indentures or other similar instruments pursuant to which any Permitted Convertible Indebtedness is issued.”

2.7             Section 13 (Definitions). The following new terms and their definitions are hereby added to Section 13.1 in the appropriate alphabetical order:

“Existing Convertible Notes” means the existing unsecured Indebtedness issued pursuant to the Indentures.

“Permitted Convertible Indebtedness” means (i) the Existing Convertible Notes, and (ii) unsecured Indebtedness of Borrower issued in a single transaction in an aggregate principal amount of not more than Fifty-Five Million Dollars ($55,000,000) that (a) as of the date of issuance thereof contains terms, conditions, covenants, conversion or exchange rights and offer to repurchase rights, in each case, as are typical and customary for notes of such type (in each case, as determined by Borrower in good faith) and (b) is convertible or exchangeable into shares of common stock of Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of Borrower), and cash in lieu of fractional shares of common stock of Borrower; provided that (i) such Permitted Convertible Indebtedness shall have a stated final maturity no earlier than one hundred eighty (180) days after the Revolving Line Maturity Date and shall not be subject to any conditions that could result in such stated final maturity occurring on a date earlier than one hundred eighty (180) days after the Revolving Line Maturity Date (it being understood that (x) any conversion of such notes into common stock of Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of Borrower), (y) a repurchase of such notes on account of the occurrence of a “fundamental change” or (z) any redemption of such notes at the option of Borrower, in each case, shall not be deemed to constitute a change in the stated final maturity thereof), (ii) such notes shall not be callable prior to the third anniversary of the issuance thereof, (iii) such notes shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates or upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon any conversion of such notes into shares of common stock of Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of Borrower) or any combination thereof), the occurrence of an event of default or a “fundamental change” or, following Borrower’s election to redeem such notes (to the extent permissible under clause (ii) above), prior to the date that is one hundred eighty (180) days after the Revolving Line Maturity Date, and (v) no Person that is not a Borrower or Guarantor shall have guarantee or primary obligations with respect to obligations of Borrower thereunder.”

3.            Limitation.

3.1             This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2             This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. Borrower represents and warrants to Bank as follows:

4.1             (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than and the Waived Defaults has occurred and is continuing;

4.2             Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

4.3             The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4             The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

4.5             The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6             The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7             This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date, as supplemented by a First Supplement, dated as of July 25, 2018, a Second Supplement, dated as of July 25, 2018 and a Third Supplement, dated as of August 28, 2019, and as supplemented by all other notices to the Bank under the Loan Agreement changing any such information previously provided, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate, as supplemented, have not changed, as of the date hereof, in any material respect except for (i) average monthly bank balances which change from time to time, and (ii) changes in litigation set forth in Borrower’s periodic filings with the Securities and Exchange Commission from time to time.

6.           Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.           Conditions to Effectiveness. The parties agree that this amendment shall be effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

9.           Miscellaneous.

9.1             This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

9.2              Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

10.          Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		FLUIDIGM CORPORATION

By:	/s/ Kristina Peralta	By:	/s/ Vikram Jog
Name:	Kristina Peralta	Name:	Vikram Jog
Title:	Vice President	Title:	Chief Financial Officer

[Signature Page to Second Amendment to Loan and Security Agreement]